Beckstead and Watts, LLP

Certified Public Accountants

2425 W Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984 tel

702.362.0540 fax

December 29, 2006

United States Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, D.C. 20549

Re: Medistem Laboratories, Inc. (File #333-100137)

Ladies and Gentlemen:

We have read Medistem Laboratories, Inc.’s statements included under Item 4.01 of its Form 8-K to be filed on December 29, 2006 and we agree with the statements concerning our firm.

Very truly yours,

/s/ Beckstead & Watts, LLP

Beckstead & Watts, LLP